Exhibit 10.48

[December __, 2025]

[Justin Smart / Robert Paratte]
Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, CA 90064

Re:    Amendment of 2024 and 2025 Equity Awards

Dear [Justin / Rob]:

Kilroy Realty Corporation (the “Company”) previously granted you awards of restricted stock units in 2024 and 2025 (your “2024 and 2025 RSU Awards”). This letter agreement (this “Amendment”) is to confirm the amendment of your 2024 and 2025 RSU Awards as set forth below. Capitalized terms used in this Amendment are used as defined for purposes of the 2024 and 2025 RSU Awards if not otherwise defined in this Amendment.
The written award agreements from the Company applicable to your 2024 and 2025 RSU Awards (the “Award Agreements”) specify the vesting and other terms and conditions of your 2024 and 2025 RSU Awards, including certain circumstances that could result in the accelerated vesting of the awards. In addition, your 2024 and 2025 RSU Awards are eligible to vest in accordance with the following “Qualifying Retirement” provisions:
•A “Qualifying Retirement” means that you cease to be an Employee as a result of your voluntary retirement at a time when all of the following conditions are met: (i) you have attained at least age sixty (60), (ii) you have at least eight (8) Years of Service (as defined below), (iii) the sum of your age and Years of Service is not less than seventy (70), and (iv) you have provided written notice to the Company of your retirement (which notice shall specify the effective date of your retirement) at least six (6) months in advance of your retirement date. For these purposes, “Year of Service” means a 12-month period during which you provide services as an Employee. The calculation of your Years of Service shall be made: (i) with reference to the date on which you first provide services as an Employee (or first provide such services after a break in continuous service as an Employee, as the case may be) and ending on each anniversary of such commencement date through your last day of providing services as an Employee preceding a break in such service; (ii) any Years of Service occurring before a break (or multiple breaks) in your status as an Employee shall be disregarded; (iii) a fractional Year of Service shall be disregarded; and (iv) in no event shall duplicate service be credited for any period of time you are providing services to more than one entity (for example, if you are co-employed for twelve (12) months by the Partnership and by a Partnership Subsidiary, such twelve (12) month period represents 1.0 Years of Service).
•Subject to the release requirement set forth below, in the event of your Qualifying Retirement, the unvested Time-Vest RSUs that are outstanding immediately prior to such Qualifying

•Retirement (and, in the case of a Qualifying Retirement that occurs on or after the last day of the Performance Period, any Performance-Vest RSUs that have become Eligible Performance-Vest RSUs after giving effect to Appendix B of the applicable Award Agreement) shall fully vest and become nonforfeitable immediately prior to such Qualifying Retirement. In the case of a Qualifying Retirement that occurs prior to the last day of an applicable Performance Period, the unvested Performance-Vest RSUs as to that Performance Period that are outstanding immediately prior to such Qualifying Retirement shall be pro-rated by multiplying (i) the number of your Performance-Vest RSUs applicable to that Performance Period (as set forth in or determined under the applicable Grant Notice) by (ii) a fraction, the numerator of which is the number of days during that Performance Period that you have provided services as an Employee, Consultant, or member of the Board, and the denominator of which is the total number of days in that Performance Period, and the award will vest on the last day of that Performance Period as to a percentage of such pro-rated Performance-Vest RSUs determined in accordance with Appendix B of the applicable Award Agreement.
•The benefits provided by the preceding paragraph are subject to the condition that you (or, in the event of your death or disability, your estate or personal representative, as the case may be) provide the Company with, and you (or your estate or personal representative, as the case may be) do not revoke, a general release in a form prescribed by the Company. Such general release shall be provided to you (or your estate or personal representative, as the case may be) within five (5) days of the Qualifying Retirement date and you (or your estate or personal representative, as the case may be) shall execute and deliver to the Company the general release within thirty (30) days after the Company provides the release to you (or forty-five (45) days if such longer period of time is required to make the release maximally enforceable under applicable law) but not prior to the Qualifying Retirement. In the event this paragraph applies and the general release (and the expiration of any revocation rights provided therein or pursuant to applicable law) could become effective in one of two taxable years depending on when you (or your estate or personal representative, as the case may be) executes and delivers the release, any payment conditioned on the release shall not be made earlier than the first business day of the later of such two tax years. For purposes of this Amendment, “business day” means a calendar day other than a Saturday, Sunday, or Federal holiday.
•In the event the provisions of both Section 5(b) of the applicable Award Agreement and these provisions regarding Qualifying Retirement apply in connection with your termination of service as an Employee, the provisions of Section 5(b) of the applicable Award Agreement shall control.
Except as expressly set forth above, the applicable Award Agreements remain in full force and effect in accordance with their terms.
This Amendment does not constitute a contract of employment for any specific period of time. You are an employee “at-will”, meaning that your employment with the Company or the Partnership may be terminated at any time by you or by the Company or the Partnership, with or without cause, for any reason or for no reason, and with or without advance notice.

This Amendment will be governed by and construed in accordance with the laws of the state of California, without giving effect to any choice of law or conflicting provision or rule (whether of the state of California or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of California to be applied. This Amendment embodies the entire agreement of the parties hereto respecting the amendment of the Award Agreements and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon such subject matter. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to such subject matter except as expressly set forth in this Amendment and in the Award Agreements. This Amendment may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Amendment or the Award Agreements, which agreement is executed by all of the parties hereto.
This Amendment may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this Amendment using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), such party is signing this Amendment electronically, and (2) that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
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If this Amendment sets forth our agreement with respect to the foregoing matters, please sign this Amendment where indicated below.

KILROY REALTY CORPORATION
By:
Name: Heidi R. Roth
Title: Executive Vice President, Chief Administrative Officer

By:
Name: Lauren N. Stadler
Title: Executive Vice President, General Counsel

Accepted and Agreed:

[Justin Smart / Robert Paratte]